ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) made this 18th day of October, 2012 among ACEM HOLDINGS, INC., a Nevada corporation (“Buyer”), and PIZZA HOLDING, BV, a Netherlands corporation (“Seller”).

RECITALS;

Seller owns all the shares of XL RENT BV a Dutch limited liability company (“the Company”) which owns all of the shares of RPRENTAL INVEST SLU a Spanish limited liability company that leases rental cars to rental car agencies under a short term lease arrangement.

Seller own and desire to sell all of the issued and outstanding shares of the Company, and Buyer desires to purchase, all of the issued and outstanding shares of the Company (the “Shares”) from Seller, for the consideration and on the terms set forth in this Agreement.

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

A.           PURCHASE AND PAYMENT

1.           Sale and Transfer of Shares.

Subject to the terms of this Agreement, at Closing as those terms are hereinafter defined, Seller will sell and transfer the Share to Buyer, and Buyer will purchase the Shares from Seller.

2.           Purchase Price.

Buyer will deliver at Closing a ninety five (95%) percent interest in Buyer in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of Buyer shares in the name of the Seller (the "Acem Shares") whereby after closing Buyer shall have a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.

B.           REPRESENTATIONS AND WARRANTIES OF SELLER AND COMPANY

Seller and Company hereby represent and warrant to Buyer that, as of the date hereof, the following statements are true and correct, except as to statements in Sections B.2 and B.3 which are made only by Seller who own the Shares with respect to which the statement is made.

1.           Corporate Status.

Company is (a) duly organized, validly existing and in good standing under the laws of the Netherlands; (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted; and (c) is qualified to do business in each of the jurisdictions in which it operates and the character of the properties owned by Company or the nature of the business transacted by Company does not make qualification necessary in any other jurisdiction or jurisdictions.

2.           Authority to Sell.

Seller has full right, power and authority to sell, transfer and deliver the Shares owned by such Seller to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

3.           Ownership of Shares.

All of the Shares of Company are owned by Pizza Holding BV.  Seller holds such Shares free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof.  Seller has full right, power and authority to sell, transfer and deliver Shares owned by the Seller and the certificates therefor, sold hereunder, to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

C           REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby warrants and represents to Seller and Company that, as of the date hereof, the following statements are true and correct.

1.           Corporate Status.

Buyer is a duly organized, validly existing and will be in good standing under the laws of the State of Nevada on the date of Closing.

3.           Assets and Liabilities.

3.1           Assets

At closing Buyer shall have no assets.

3.2           Liabilities

At closing Buyer shall have no liabilities other those owed to governmental agencies including the U.S. Internal Revenue Service.

4.           Capital Structure.

Buyer (a) is authorized by its charter and applicable law to issue Two Hundred Million (200,000,000) Common Stock, $0.001 par value of which after the approval and execution of the Mutual Rescission of Contract Agreement attached hereto as Exhibit A and incorporated by reference herein, there shall be Four Million Two Hundred Fifty One Thousand Three Hundred Forty Two (4,251,342) Common Stock $0.001 par value are issued and outstanding among approximately Nine Hundred Eighty Four (984) shareholders all of which such shares are fully paid and non-assessable; (b) does not have authorized, issued or outstanding any preferred shares, subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock except as set forth herein; (c) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) does not have any outstanding bonds, debentures or other similar evidences of indebtedness.

5.           Litigation.

Buyer is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation nor to the knowledge of Buyer is there any threatened or pending governmental investigation involving Buyer or any of its operations, including inquiries, citations or complaints by any federal, state or local administration or agency.

6.           Truth of Representation.

No representation by Buyer made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Buyer Shares.

D.           ADDITIONAL CONDITIONS

All obligations under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

1.           Appoint of new Transfer Agent.

Buyer shall appoint Action Stock Transfer Corp. of Salt Lake City, Utah as the new transfer agent of Buyer.

2.           Amend the Articles of Incorporation of Acem.

Buyer shall amend its Articles of Incorporation by approving a change of name from Acem Holdings, Inc. to XL Rent Holdings, Inc.

3.           Corporate Action.

Prior to the Closing Date, the Shareholders and Board of Directors of the Company shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

4.           Directors and Executive Officers.

At Closing, Richard Fokker shall resign, and Jerry Gruenbaum shall be elected to the Board of Directors and serve as its Chief Executive Officer and Nathan Lapkin shall be elected to the Board of Directors and serve as its Chief Financial Officer.

E.           CLOSING

The closing under this Agreement (the "Closing") and all deliveries hereunder shall take place at the office of the SEC Attorneys, LLC, 116 Court Street, Suite 707, New Haven, C^ 06511, on October 30, 2012 or such other date as shall be agreed upon by all the parties ("the Closing date").

F.           POST CLOSING PROVSIONS

After Closing in accordance with Paragraph F above, Buyer will do the following:

1.           Audits.

After closing Buyer will engage the PCAOB auditing firm of Malone & Bailey PC of Houston, Texas to complete the audit of Buyer for December 31, 2008, the reviews for March 31, 2009, June 30, 2009, and September 30, 2009, the audit for December 31, 2009, the reviews for March 31, 2010, June 30, 2010, and September 30, 2010, the audit for December 31, 2010, the reviews for March 31, 2011, June 30, 2011, and September 30, 2011, the audit for December 31, 2011, and the reviews for March 31, 2012, June 30, 2012, and September 30, 2012.

2.           SEC Filings.

After closing Buyer will prepare and file the Form 8-K notifying the Sec of the completion of the acquisition and file upon the completion of the required financial statements by its auditors the Form 10-K for December 31, 2008, the Forms 10-Q for March 31, 2009, June 30, 2009, and September 30, 2009, the Form 10-K for December 31, 2009, the Form 10-Q for March 31, 2010, June 30, 2010, and September 30, 2010, the Form 10-K for December 31, 2010, the Form 10-Q for March 31, 2011, June 30, 2011, and September 30, 2011, the Form 10-Q for December 31, 2011, the Form 10-Q for March 31, 2012, June 30, 2012, and September 30, 2012.

3.           FINRA Filings.

After closing Buyer will obtain a new Symbol from FINRA, Buyer shall file a Form 15c-211 to become trading on the OTC Bulletin Board.

G.           GENERAL PROVISIONS

1.           Survival of Representations, Warranties and Covenants.

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2.           Diligence.

The parties hereto agree that each shall with reasonable diligence proceed to take all action which may be reasonably required to consummate the transaction herein contemplated.

3.           Waivers.

Each party hereto may:

3.1           Extend the time for performance of any of the obligations of the other party;

3.2           Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement; and

3.3           Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

4.           Non-Waiver.

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

5.           Further Assurances.

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

6.           Entire Agreement.

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

7.           Governing Law.

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in the State of Nevada, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

8.           Benefit and Assignability.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

9.           Approval of Counsel.

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Buyer, Company and Seller.

10.           Costs.

Company shall bear the costs and expenses of the transaction.

11.           Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

12.           Notices.

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated below (or at such other address as such party may specify by notice to the other parties hereto).

Seller:
Pizza Holding BV
Lange Stammerdijk 31
1109 BL Amsterdam
Officer: Mrs. B.J. Groenhout

Buyer:

Acem Holdings, Inc.
116 Court Street, Suite 707
New Haven, CT 06511
Attn: Jerry Gruenbaum, Esq.

13.           Headings.

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.           Further Action.

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of Directors, and when so taken shall be deemed the action of such party.

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the day and year first above written.

BUYER

Acem Holdings, Inc.

By: /s/ Richard Fokker_____________________
M. C. (Richard) Fokker, Chief Executive Officer
& Director

SELLER

Pizza Holding BV

By: /s/B.J. Groenhout____________________
Mrs. B. J. Groenhout, Managing Director